Exhibit 4.1

                             AGREEMENT OF AMENDMENT
                             ----------------------

                                                      Dated as of March 12, 2003


     Reference is made to that certain Revolving Credit and Security Agreement dated as of March 14, 2001 (as from time to time amended prior to the date hereof, the "Credit Agreement") among Belport Capital Fund LLC (the "Borrower"), Corporate Asset Funding Company, Inc. (the "Lender"), Citibank, N.A. (together with its successors and assigns, the "Secondary Lender") and Citicorp North America, Inc., as agent for the Lender and the Secondary Lender (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Lender Termination Date" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the date "March 12, 2003" set forth therein, with the date "April 12, 2003".

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Secondary Lender Stated Expiration Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended by replacing the date "March 12, 2003" set forth therein, with the date "April 12, 2003".

     As used herein, the term "Amendment Effective Date" means the later to occur of (i) the date on which the Agent shall have executed and delivered one or more counterparts of this Agreement of Amendment and shall have received one or more counterparts of this Agreement of Amendment executed by each of the parties hereto, and (ii) the date on which the Agent shall have received certificates of a Secretary or Assistant Secretary of each of the Borrower, Eaton Vance Management and Boston Management and Research certifying as to (a) the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement of Amendment, (b) that its representations and warranties set forth in the Program Documents will be true and correct on the Amendment Effective Date, and (c) immediately after the Amendment Effective Date no Default or Event of Default is continuing or will result therefrom.

     The Borrower represents and warrants to the Agent, the Lenders and the Secondary Lender that immediately after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects.

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
               ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.


CITICORP NORTH AMERICA, INC.,            CITIBANK, N.A.,
as Agent                                 as Secondary Lender



By:  /s/ Kimberly A. Conyngham           By:  /s/ Kimberly A. Conyngham
     ----------------------------             ----------------------------
     Name:  Kimberly A. Conyngham             Name:  Kimberly A. Conyngham
     Title: Vice President                    Title:



CORPORATE ASSET FUNDING COMPANY, INC.,   BELPORT CAPITAL FUND LLC,
as Lender                                as Borrower

By:  Citicorp North America, Inc.,       By: Eaton Vance Management,
     as Attorney-in-Fact                     its Manager



By:  /s/ Kimberly A. Conyngham           By:  /s/ M. Katherine Kreider
     ----------------------------             ----------------------------
     Name:  Kimberly A. Conyngham             Name:  M. Katherine Kreider
     Title: Vice President                    Title: Vice President

                             AGREEMENT OF AMENDMENT

                                                      Dated as of April 11, 2003


     Reference is made to that certain Revolving Credit and Security Agreement dated as of March 14, 2001 (as from time to time amended prior to the date hereof, the "Credit Agreement") among Belport Capital Fund LLC (the "Borrower"), Corporate Asset Funding Company, Inc. (the "Lender"), Citibank, N.A. (together with its successors and assigns, the "Secondary Lender") and Citicorp North America, Inc., as agent for the Lender and the Secondary Lender (the "Agent"). Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

     The parties  hereto agree that,  effective  as of the date hereof,  Section
1.01 of the Credit Agreement shall be amended to add the following definition in proper alphabetical order:

          ""Accounting Based Consolidation Event" means the consolidation, for financial and/or regulatory accounting purposes, of all or any portion of the assets and liabilities of CAFCO that are the subject of this Agreement or any other Program Document with all or any portion of the assets and liabilities of Citibank or the Agent or any of their affiliates as the result of the existence of, or occurrence of any change in, accounting standards or the issuance of any pronouncement, interpretation or release, including, without limitation, the Financial Accounting Standards Board Interpretation No. 46, by any accounting body or any other body charged with the promulgation or administration of accounting standards, including, without limitation, the Financial Accounting Standards Board, the International Accounting Standards Board, the American Institute of Certified Public Accountants, the Federal Reserve Board of Governors and the Securities and Exchange Commission, and shall occur as of the date that such consolidation (i) shall have occurred with respect to the financial statements of Citibank or the Agent or any of their affiliates or (ii) shall have been required to have occurred, regardless of whether such financial statements were prepared as of such date."

     The parties hereto agree that, effective as of the date hereof, clause (b) of Section 2.07 of the Credit Agreement shall be amended to replace the language set forth therein in its entirety with the following:

          "(b) If an Affected Person determines that compliance with any Applicable Law or request from any central bank or other Authority charged with the interpretation or administration thereof (whether or not having the force of law) or the occurrence of any Accounting Based Consolidation Event (regardless of whether the date of such Accounting Based Consolidation Event is before or after the Closing Date) (i) affects or would affect the amount of capital required or reasonably expected to be maintained by such Affected Person and that the amount of such capital is increased by or based upon the existence of such Affected Person's commitment under the Program Documents or upon such Affected Person's making, funding or maintaining Advances, (ii) increases the cost of making or maintaining such commitment under the Program Documents or making, funding or maintaining such Advances to any Affected Person or (iii) reduces the return of an Affected Person in connection with the Program Documents, then, upon written demand of such Affected Person (with a copy of such demand to the Agent), the Borrower shall immediately pay to the Agent for the account of such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased cost and/or reduced return in light of such circumstances. A certificate setting forth in reasonable detail such amounts and the circumstances giving rise thereto submitted to the Borrower by such Affected Person shall be conclusive and binding for all purposes, absent manifest error."

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Lender Termination Date" set forth in Section 1.01 of the Credit Agreement is hereby amended by replacing the date "April 12, 2003" set forth therein, with the date "April 9, 2004".

     The parties hereto agree that, effective as of the Amendment Effective Date, the definition "Secondary Lender Stated Expiration Date" set forth in
Section 1.01 of the Credit Agreement is hereby amended by replacing the date "April 12, 2003" set forth therein, with the date "April 9, 2004".

     The parties  hereto agree that,  effective  as of the date hereof,  Section
9.09 of the Credit Agreement shall be amended to add the following clause (c) at the end thereof:

          "(c) Notwithstanding anything in this Section 9.09 to the contrary, the Borrower (and each employee, representative or other agent of the Borrower) may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and/or U.S. tax structure of the Facility and all materials of any kind (including opinions or other tax analyses) that are provided to it, relating to such U.S. tax treatment and/or U.S. tax structure of the Facility."

     As used herein, the term "Amendment Effective Date" means the later to occur of (i) the date on which the Agent shall have executed and delivered one or more counterparts of this Agreement of Amendment and shall have received one or more counterparts of this Agreement of Amendment executed by each of the parties hereto, and (ii) the date on which the Agent shall have received certificates of a Secretary or Assistant Secretary of each of the Borrower, Eaton Vance Management and Boston Management and Research certifying as to (a) the resolutions of its Board of Directors or Board of Trustees, as applicable, approving this Agreement of Amendment, (b) that its representations and warranties set forth in the Program Documents will be true and correct on the

Amendment Effective Date, and (c) immediately after the Amendment Effective Date no Default or Event of Default is continuing or will result therefrom.

     The Borrower represents and warrants to the Agent, the Lenders and the Secondary Lender that immediately after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects.

     This Agreement of Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

        THIS AGREEMENT OF AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN
               ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.


CITICORP NORTH AMERICA, INC.,                 CITIBANK, N.A.,
as Agent                                      as Secondary Lender


By:  /s/ Kimberly A. Conyngham                By:  /s/ Kimberly A. Conyngham
     ----------------------------                  ----------------------------
     Name:  Kimberly A. Conynham                   Name:  Kimberly A. Conyngham
     Title: Vice President                         Title: Vice President



CORPORATE ASSET FUNDING COMPANY, INC.,        BELPORT CAPITAL FUND LLC,
as Lender                                     as Borrower


By:  Citicorp North America, Inc.,            By:  Eaton Vance Management,
     as Attorney-in-Fact                           its Manager


By:  /s/ Kimberly A. Conynham                 By:  /s/ Maureen A. Gemma
     ---------------------------                   --------------------------
     Name:  Kimberly A. Conynham                   Name:  Maureen A. Gemma
     Title: Vice President                         Title:  Vice President